Exhibit 1

                      TRANSACTIONS IN SHARES OF THE COMPANY
                             DURING THE PAST 60 DAYS

         The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All transactions involved purchases of Shares on the New York Stock Exchange, unless marked (M) next to Number of Shares to indicate a purchase on the Chicago Stock Exchange.



REPORTING PERSON
WITH DIRECT
BENEFICIAL                                                                             PRICE PER SHARE
OWNERSHIP                 DATE OF TRANSACTION         NUMBER OF SHARES                 (EXCLUDING COMMISSION)
- ---------                 -------------------         ----------------                 ----------------------
Greenway                      9/4/96                      20,000 (M)                   9.625

Greenway                      9/5/96                      5,000                        9.875

Greenway                      9/10/96                     20,000                       9.75

Greenway                      9/10/96                     5,000                        9.875

Greenbelt                     9/4/96                      20,000 (M)                   9.625

Greenbelt                     9/10/96                     45,000                       9.875

Greenbelt                     9/12/96                     3,500                        10

Greenbelt                     9/13/96                     4,500                        10

Greensea                      9/4/96                      10,000 (M)                   9.625

Greensea                      9/11/96                     10,000                       9.875





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